UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2010

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2010, the compensation committee of the board of directors of Sunrise Senior Living, Inc. (the “Company”) approved individual goals for its executive officers (Mark S. Ordan, Chief Executive Officer, Julie A. Pangelinan, Chief Financial Officer, and Gregory Neeb, Chief Investment Officer) under the Company’s 2010 annual incentive plan. The description and weighting of the individual goals, which are applicable to each of the executive officers, is set forth on Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

On June 18, 2010, in order to recognize the extraordinary work of the Company’s executive officers during a difficult and uncertain period and the significant progress that has been made on a number of corporate imperatives, including asset dispositions, extensions and restructurings of Company debt, cash management and managing core business to budget, the compensation committee of the board of directors also approved partial 2010 annual bonus payments to each of the Company’s executive officers of 33 1/3% of their respective target 2010 annual bonus amounts set forth in their employment agreements, as follows: Mr. Ordan — $325,000; Ms. Pangelinan — $133,333; and Mr. Neeb — $133,333. Messrs. Ordan and Neeb and Ms. Pangelinan remain eligible to receive the balance of their 2010 annual bonuses, subject to achievement of the individual goals under the 2010 annual incentive plan as determined by the compensation committee.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit 99.1	Sunrise Senior Living, Inc. 2010 Annual Incentive Plan – NEO Individual Goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: June 23, 2010	By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Sunrise Senior Living, Inc. 2010 Annual Incentive Plan – NEO Individual Goals.

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